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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 1999 (except with respect to matters discussed in Notes 8 and 27, for which the date is November 19, 1999), included in this Form 8-K into Registration Statements previously filed by PerkinElmer, Inc. on, respectively, Form S-8, File No. 2-98168; Form S-8, File No. 33-36082; Form S-8, File No. 33-35379; Form S-8, File No. 33-49898; Form S-8, File No. 33-57606;
Form S-8, File No. 33-54785; Form S-8, File No. 33-62805; Form S-8, File No. 333-8811; Form S-8, File No. 333-32059; Form S-8, File No. 333-32463; Form S-8,
File No. 33-59675; Form S-8, File No. 333-50953; Form S-8, File No. 333-56921;
Form S-8, File No. 333-58517; Form S-8, File No. 333-61615; Form S-8, File No. 333-65367; Form S-8, File No. 333-69115; Form S-8, File No. 333-70977; Form S-3,
File No. 333-71069 and Form S-8, File No. 333-81759.


/s/ ARTHUR ANDERSEN LLP
------------------------------
Arthur Andersen LLP
Boston, Massachusetts
November 23, 1999